UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2017

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-36061		46-2346314
(Commission File Number)		(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On July 11, 2017, Ann H. Lamont, who has served as a member of the Board of Directors of Benefitfocus, Inc. (the “Company”) since her fund, Oak Investment Partners XII, Limited Partnership (“Oak”), invested in the Company in July 2010, informed the Company that she was retiring from the Board effective immediately. Ms. Lamont advised the Company that her decision to retire did not involve any disagreement with the Company, but instead reflects Oak’s reduced ownership stake in the Company and the venture capital firm’s reallocation of resources to private companies that are earlier in their life-cycle.

Following the retirement of Ms. Lamont, Stephen M. Swad will join the Nominating and Governance Committee and A. Lanham Napier will become its Chair. As a result, the Company’s Board of Directors remains majority independent, and all of its committees are comprised of at least three independent directors under the relevant definitions.

(c) and (e) As described in Item 8.01 below, the Company announced today that it entered into an employment agreement and other related agreements with Jonathon E. Dussault on June 30, 2017. Mr. Dussault will join the Company as Chief Financial Officer on August 14, 2017. The information regarding Mr. Dussault described in Item 8.01 below is hereby incorporated into this Item 5.02(c) and (e) by reference.

In reliance on the instruction to paragraph (c) of Item 5.02 of Form 8-K, the Company is filing this Form 8-K on the same day that the Company is making the public announcement of Mr. Dussault’s hiring by means other than this Form 8-K.

Item 8.01.	Other Events.

In a press release filed hereto as Exhibit 99.1, the Company announced today that it hired a new Executive Vice President, Global Sales, Robert Dahdah. Mr. Dahdah brings to the Company over 20 years of experience in the Software as a Service, human capital management technology and payroll sectors. As Executive Vice President of Global Sales, Mr. Dahdah will be responsible for designing the Company’s overall sales strategy and leading the Company’s sales teams. Mr. Dahdah joins the Company from Verizon Telematics, Inc., one of the world’s largest SaaS IoT providers, where he served as Senior Vice President, Global Sales. Prior to that, Mr. Dahdah served in multiple roles at Automatic Data Processing, Inc. (NASDAQ: ADP), most recently as its Senior Vice President, Sales - Global Enterprise Solutions International, where he led sales and distribution for over 100 countries outside of the United States. During his tenure with ADP, he also led its global sales operations team. Mr. Dahdah holds a B.S. in marketing management from Syracuse University.

In the same press release, the Company also announced that it entered into an employment agreement and other related agreements with Mr. Dussault who will join the Company as Chief Financial Officer on August 14, 2017 and as such serve as its principal financial and accounting officer. Mr. Dussault brings to the Company extensive strategic and financial leadership experience in the benefits technology sector. Most recently, since July 2014, he served as Senior Vice President and Senior Finance Officer of WEX Health, Inc. (formerly Evolution1, Inc.), a leading provider of Health Savings Account cloud-based technology and payment solutions for the healthcare industry and a subsidiary of global payments processing company, WEX Inc. (NYSE: WEX). Prior to that, beginning in April 2003, Mr. Dussault served in multiple roles at Evolution1, most recently as Chief Financial Officer, from December 2011 until its acquisition by WEX. From April 2003 to July 2010, Mr. Dussault also was Vice President of Corporate Development at Women’s Health USA and, prior to that, was responsible for financial planning and analysis at Open Solutions, Inc. Mr. Dussault began his career at Arthur Andersen LLP. He holds a B.S. in accounting from Babson College and earned his CPA certification in Massachusetts.

Mr. Dussault is 44 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Dussault had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Dussault’s employment agreement with the Company provides that his employment is “at will” and he will be eligible to participate in the Company’s Management Incentive Bonus Program (the “Bonus Program”) with a target bonus of 75% of his base salary. The bonus will be paid 50% in cash and 50% in performance-based restricted stock units (“PRSUs”), with a minimum payout of 50% of target, pro-rated as provided in the agreement. A percentage of the maximum PRSUs will vest upon the achievement of annual revenue goals and free cash flow goals, all subject to a minimum adjusted EBITDA level, during the period of January 1, 2017 through December 31, 2017. As part of Mr. Dussault’s long-term incentives, he will receive a one-time grant of restricted stock units (“RSUs”) valued at $2,000,000, vesting in five equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. Mr. Dussault also will receive additional equity in the Company valued at an aggregate of $437,500, with a minimum payout of 50% of target, pro-rated as provided in the agreement. Half of the additional equity will be issued in RSUs, vesting in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment. The other half will be issued in PRSUs, the maximum number of which will vest upon the achievement of annual recurring revenue bookings percentage growth goals during the period of January 1, 2017 through December 31, 2017, such vesting to occur in four equal annual installments beginning on April 1, 2018 if the performance metrics are met. Vesting of the target level of all PRSUs granted to Mr. Dussault generally will accelerate upon death or disability in an amount equal to the proportion of days in the performance period worked. Vesting of the target level of all PRSUs granted to Mr. Dussault will also accelerate in certain circumstances if there is a change in control of the Company during the performance period. Mr. Dussault is subject to a confidentiality covenant and one year non-competition covenant.

The foregoing summary of the material terms of Mr. Dussault’s employment agreement is subject to the full and complete terms of the employment agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

A copy of the press release regarding the matters described above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2017	BENEFITFOCUS, INC /s/ Raymond A. August Raymond A. August President and Chief Operating Officer